UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2024
Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2024, the Board of Directors of Nu Skin Enterprises, Inc. (the “Company”) approved and adopted the Fifth Amended and Restated Bylaws of the Company (as so amended and restated, the “Bylaws”), which became effective upon such approval and adoption. As so amended, the Bylaws, among other things:

•	Align and conform to the current provisions of the Delaware General Corporation Law (the “DGCL”), including, without limitation:

o	align the requirement regarding the availability of the stockholder list with DGCL Section 219 and
o	clarify the manner in which a stockholder meeting (including a virtual meeting) may be adjourned without having to provide additional notice in accordance with DGCL Section 222.

•	Align and conform certain provisions to the provisions of the Company’s certificate of incorporation.

•	Require a stockholder soliciting proxies from other stockholders to use a proxy card color other than white.

•	Clarify the ability of the chairman of a stockholder meeting to prescribe rules and regulations for the conduct of the meeting.

•
Update the procedural and disclosure requirements for stockholders intending to nominate director candidates or propose other business (other than proposals submitted under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”)) at stockholder meetings, including, without limitation, to:

o
revise the default deadline for advance notice of stockholder nominations and proposals to be not less than 90 days nor more than 120 days prior to the anniversary date of the last annual meeting of stockholders,

o
clarify that any stockholder intending to nominate director candidates at a special meeting held for director elections must comply with the advance notice procedures and requirements applicable to annual meetings,

o
require a nominating or proposing stockholder to (i) make a representation (x) in the case of nominations, confirming that such stockholder will, or is part of a group that will, solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act, and/or (y) regarding whether it will, or is part of a group that will, otherwise solicit proxies in support of director nominees or a business proposal,

o
require a nominating stockholder who has provided notice pursuant to Rule 14a-19(b) under the Exchange Act to provide reasonable evidence that such stockholder has complied with the requirements of Rule 14a-19(a)(3) under the Exchange Act at least five business days before the meeting,

o
require a stockholder’s notice of nomination to include a proposed nominee’s written consent and agreement to submit, if elected, an irrevocable resignation in compliance with the Company’s majority voting in director election bylaw and

o
clarify that a nominating or proposing stockholder’s failure to provide the required information or comply with the applicable bylaw requirements (including compliance with the applicable rules and regulations under the Exchange Act) will result in a stockholder’s nomination or proposal of other business being disregarded.

•	Clarify that a director will not be eligible to stand for re-election unless such person submits the irrevocable resignation required by the Company’s majority voting in director election bylaw.

•
Clarify that former directors and officers of the Company are entitled to mandatory advancement of expenses incurred in defending an action, suit or proceeding; provided that such persons provide an undertaking to repay any amounts advanced if such person is ultimately not entitled to be indemnified by the Company.

The amendments to the Bylaws also include other clarifications and technical and conforming revisions.

This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws filed as Exhibit 3.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Fifth Amended and Restated Bylaws of Nu Skin Enterprises, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ James D. Thomas
James D. Thomas
Chief Financial Officer

Date: February 6, 2024